CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated June 16, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-95553) of Dreyfus GNMA Fund, Inc.




                                    /s/Ernst & Young LLP

                                    ERNST & YOUNG LLP


 New York, New York
 August 25, 2003